EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PLEASE CONTACT:

Chad L. Stephens

405.948.1560

Website: www.panhandleoilandgas.com

PANHANDLE OIL AND GAS INC.

Announces Appointment of Chad L. Stephens as Chief Executive Officer

OKLAHOMA CITY, Jan. 17, 2020– PANHANDLE OIL AND GAS INC. (NYSE: PHX) (the “Company” or “Panhandle”) announced that Chad L. Stephens was approved as Chief Executive Officer of Panhandle, effective Jan. 16, 2020. Mr. Stephens was previously Interim Chief Executive Officer and currently serves as a member of Panhandle’s board of directors.

Mr. Stephens has nearly 40 years of experience in the oil and gas industry. He was the Senior Vice President of Corporate Development at Range Resources from 2002 until his retirement on Dec. 31, 2018. Mr. Stephens joined Range Resources in 1990 as Senior Vice President – Southwest. While at Range Resources, he was responsible for the origination, valuation and acquisition or divestiture of over $6.0 billion of oil and gas producing properties. Mr. Stephens served on the internal hedging committee and was responsible for the oversight of all gas, oil and NGL marketing and sales for Range Resources. Mr. Stephens holds a Bachelor of Arts degree in Finance and Land Management from the University of Texas.

Panhandle’s Lead Independent Director Mark T. Behrman stated, “We are excited to have Chad leading the Company and our senior management team going forward. Chad is a very capable executive with proven leadership and operations expertise gained from his decades of experience in the oil and gas industry. We are confident that our executives, employees and stockholders will benefit greatly from Chad’s skills and expertise as he successfully executes our business strategy.”

Mr. Stephens stated, “I am honored to be elected by the Board to lead Panhandle’s talented team of executives and employees. My focus will be on furthering Panhandle’s strategic decision to focus on perpetual oil and natural gas mineral ownership and growth through mineral acquisitions and development of Panhandle’s significant inventory of mineral acreage to increase value to our stockholders.”

Panhandle Oil and Gas Inc. (NYSE: PHX) Oklahoma City-based, Panhandle Oil and Gas Inc. is an oil and natural gas mineral company with a strategy to proactively pursue the acquisition of additional minerals in our core areas of focus. Panhandle owns approximately 258,000 net mineral acres principally located in Oklahoma, North Dakota, Texas, New Mexico and Arkansas. Approximately 71% of this mineral count is unleased and undeveloped. Additional information on the Company can be found at www.panhandleoilandgas.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Panhandle’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: our future financial and operating results; our ability to execute our business strategies; estimations and the respective values of oil, NGL and natural gas reserves; the level of production on our properties and the future expenses associated therewith; projections and volatility of future realized oil and natural gas prices; planned capital expenditures associated with our mineral, leasehold and non-operated working interests; statements concerning anticipated cash flow and liquidity; and our strategy and other plans and objectives for future operations. Although

5400 N. Grand Blvd., Suite 300 ☒ Oklahoma City, OK 73112 ☒ Ph. (405) 948-1560 ☒ Fax (405) 948-2038

Panhandle Oil and Gas Inc. Announces

Appointment of Chad L. Stephens as Chief Executive Officer …cont.

Panhandle believes the expectations reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company's website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

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